UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 20, 2012 (November 20, 2012)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2012, AmSurg Corp., a Tennessee corporation (the “Company”) sold $250 million aggregate principal amount of its 5.625% senior unsecured notes due 2020 (the “Senior Notes”) to SunTrust Robinson Humphrey, Inc. and certain other initial purchasers (the “Initial Purchasers”) in a private placement in reliance on Section 4 of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 144A and/or Regulation S promulgated thereunder. The Senior Notes are expected to be resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A and/or Regulation S under the Securities Act. The aggregate net proceeds received by the Company from the sale of the Senior Notes is expected to be $243.5 million after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company will use the aggregate net proceeds to pay down the outstanding balance under the Company’s Revolving Credit Agreement, dated May 28, 2010, as amended (the “Revolving Credit Agreement”).

The Company issued the Senior Notes under an Indenture, dated November 20, 2012, among the Company, certain subsidiary guarantors (the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Indenture”).

The Senior Notes are general unsecured obligations of the Company and are guaranteed by the Guarantors. The Senior Notes are pari passu in right of payment with all the existing and future senior debt of the Company and senior to all existing and future subordinated debt of the Company.

Interest on the Senior Notes accrues at the rate of 5.625% per annum and is payable semi-annually in arrears on May 30 and November 30, beginning on May 30, 2013, and ending on the maturity date of November 30, 2020.

At any time prior to November 30, 2015, the Company may redeem up to 35% of the aggregate principal amount of the Senior Notes at a redemption price of 105.625% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, using proceeds of one or more equity offerings. At any time or from time to time on or after November 30, 2015, the Company may redeem the Senior Notes in whole or in part. The redemption price for such a redemption (expressed as percentages of principal amount) is set forth below, plus accrued and unpaid interest and liquidated damages, if any, if redeemed during the twelve-month period beginning on November 30 of the years indicated below:

Period	Redemption Price
2015	104.219%
2016	102.813%
2017	101.406%
2018 and thereafter	100.000%

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes. Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Senior Notes may require the Company to repurchase all or a portion of the Senior Notes in cash at a price equal to 101% of the principal amount of the Senior Notes to be repurchased, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase.

The Indenture, among other things, limits the Company’s ability and the ability of its restricted subsidiaries’ to (1) borrow money or sell preferred stock; (2) create liens; (3) pay dividends on or redeem or repurchase stock; (4) make certain types of investments; (5) sell stock in the Company’s restricted subsidiaries; (6) restrict dividends or other payments from subsidiaries; (7) enter into transactions with affiliates; (8) issue guarantees of debt; and (9) sell assets or merge with other companies. These covenants are subject to a number of exceptions. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods) which include: nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately.

The offering and sale of the Senior Notes were not registered under the Securities Act of 1933, as amended, and the Senior Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the issuance of the Senior Notes, the Company, the Guarantors and the Initial Purchasers entered into a Registration Rights Agreement, dated November 20, 2012 (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company and the Guarantors will file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to 270 days after November 20, 2012, the closing date of the Senior Notes offering. The Company and the Guarantors will use their commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Senior Notes and to keep the shelf registration statement effective for a period of one year from the effective date of the shelf registration statement, or such shorter period that will terminate when all Senior Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. If (1) the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; (2) any such registration statement is not declared effective by the SEC on or prior to the date specified for such effectiveness; (3) the Company and the Guarantors fail to consummate the exchange offer within 270 days of November 20, 2012 or (4) any of the registration statements required by the Registration Rights Agreement are declared effective but thereafter cease to be effective or usable in connection with resales or exchanges of Senior Notes during the periods specified in the Registration Rights

Agreement (such events referred to as “Registration Defaults”), then the Company and the Guarantors will pay liquidated damages to each Holder of Senior Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to one-quarter of one percent (0.25%) per annum on the principal amount of Senior Notes held by such holder. The amount of liquidated damages will increase by an additional one-quarter of one percent (0.25%) per annum on the principal amount of Senior Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.0% per annum.

As previously disclosed on November 7, 2012, the Company entered into an amendment (the “Revolving Credit Agreement Amendment”) to its Revolving Credit Agreement. The material terms and conditions of the Revolving Credit Agreement Amendment were described in the Company’s Current Report on Form 8-K, dated November 7, 2012 and are incorporated by reference herein. On November 20, 2012, the Revolving Credit Agreement Amendment became effective upon, among other things, the issuance of the Senior Notes.

As previously disclosed on November 7, 2012, the Company entered into an amendment (the “Note Purchase Agreement Amendment”) to its Note Purchase Agreement, dated May 28, 2010, as amended. The material terms and conditions of the Note Purchase Agreement Amendment were described in the Company’s Current Report on Form 8-K, dated November 7, 2012 and are incorporated by reference herein. On November 20, 2012, the Note Purchase Agreement Amendment became effective upon, among other things, the issuance of the Senior Notes.

The Indenture, Registration Rights Agreement, Revolving Credit Agreement Amendment and Note Purchase Agreement Amendment are filed as exhibits to this Current Report on Form 8-K. The descriptions of the material terms of the Indenture, Registration Rights Agreement, Revolving Credit Agreement Amendment and Note Purchase Agreement Amendment are qualified in their entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

4.1	Indenture, dated as of November 20, 2012, among AmSurg Corp., the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of November 20, 2012, AmSurg Corp., the subsidiary guarantors listed therein, and SunTrust Robinson Humphrey, Inc., acting on behalf of itself and as the representative of the several Initial Purchasers listed therein.

4.3	Form of 5.625% Rule 144A Senior Note due 2020 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.4	Form of 5.625% Regulation S Senior Note due 2020 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

10.1	Fifth Amendment to Revolving Credit Agreement, dated as of November 7, 2012, among AmSurg Corp., the banks and other financial institutions from time to time party thereto, and SunTrust Bank, in its capacity as Administrative Agent for the lenders.

10.2	Fourth Amendment to Note Purchase Agreement, dated as of November 7, 2012, among AmSurg Corp. and the holders of Notes party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President, Chief Financial Officer and Secretary
(Principal Financial and Duly Authorized Officer)

Date: November 20, 2012

EXHIBIT INDEX

No.	Exhibit

4.1	Indenture, dated as of November 20, 2012, among AmSurg Corp., the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of November 20, 2012, AmSurg Corp., the subsidiary guarantors listed therein, and SunTrust Robinson Humphrey, Inc., acting on behalf of itself and as the representative of the several Initial Purchasers listed therein.

4.3	Form of 5.625% Rule 144A Senior Note due 2020 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.4	Form of 5.625% Regulation S Senior Note due 2020 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

10.1	Fifth Amendment to Revolving Credit Agreement, dated as of November 7, 2012, among AmSurg Corp., the banks and other financial institutions from time to time party thereto, and SunTrust Bank, in its capacity as Administrative Agent for the lenders.

10.2	Fourth Amendment to Note Purchase Agreement, dated as of November 7, 2012, among AmSurg Corp. and the holders of Notes party thereto.